Exhibit 10.17

SUBLEASE

This Sublease (the “Sublease”), dated as of February 6, 2017, is made between TIZONA THERAPEUTICS, INC., a Delaware corporation (“Sublessor”), and HARPOON THERAPEUTICS, INC., a Delaware corporation (“Subtenant”).

RECITALS

A. Sublessor is the “Tenant” under that certain Lease (“Original Lease”), dated as of December 21, 2015, by and between Sublessor and AP3-SF1 4000 Shoreline, LLC, a Delaware limited liability company (predecessor in interest to Phase 3 Real Estate Partners, Inc.) (“Landlord”), as amended by that certain First Amendment to Lease, dated as of July 15, 2016 (“First Amendment”), and as further amended by that certain Second Amendment to Lease dated as of September 2, 2016 (“Second Amendment” and together with the Original Lease and the First Amendment, collectively, the “Master Lease”), pursuant to which Landlord leases to Sublessor certain space in the office building commonly known as 4000 Shoreline Court and located in the City of South San Francisco, County of San Francisco, State of California, as more particularly described in the Master Lease (the “Master Premises”).

B. All capitalized terms used herein and not otherwise defined shall have the same meaning set forth in the Master Lease.

C. Subtenant desires to lease from Sublessor, and Sublessor desires to lease to Subtenant, upon and subject to the terms and conditions set forth herein, the “Sublease Premises” which constitute Suite 250 of the Master Premises and consisting of approximately 13,522 rentable square feet of space, as depicted on Exhibit “A”.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing recitals and the provisions set forth below, Sublessor hereby subleases to Subtenant, and Subtenant hereby sublets from Sublessor, the Sublease Premises on the terms and subject to the conditions set forth herein.

1. TERM.

1.1 The term of this Sublease (the “Term”) shall commence on the later of (i) the “Expansion Commencement Date,” as defined in the Second Amendment, which is estimated to be March [9], 2017 and (ii) the date Landlord consent has been received (such date, the “Commencement Date”) and shall end on the date that is Thirty-six (36) months from the Commencement Date (the “Expiration Date”) unless sooner terminated in accordance with the provisions of this Sublease. Possession of the Sublease Premises shall be delivered to Subtenant immediately upon receipt from Landlord in the required condition and otherwise in its “As-Is, Where-Is” condition, which delivery date is estimated to be 31 MAR, 2017. The parties acknowledge that the Expansion Commencement Date under the Second Amendment is expected to occur prior to Substantial Completion of the Tenant Improvements in the Expansion Space due to Tenant Delays as a result of the Change Order (defined below), and that the Second Amendment provides for the Expansion Commencement Date to be deemed to be the date it would have occurred absent Tenant Delays. Notwithstanding anything to the contrary herein,

- 1 -	400 SHORELINE Tizona Therapeutics, Inc.

Sublessor shall deliver the Sublease Premises in good, vacant, broom clean condition, with the building systems in good working order, and in compliance with laws, with the work described in the plans dated October 7, 2016, prepared by McFarlane Architects, as modified by the work described in Exhibit “C” (the “Change Order”), Substantially Complete. Sublessor shall immediately request that Landlord perform the Change Order and shall not make any other changes to such work without Subtenant’s consent or take any other actions to delay the Substantial Completion of such work, Subtenant shall pay Sublessor within three (3) days of delivery of an invoice therefor the amounts owed by Sublessor under the Second Amendment for the work described in the Change Order. Subtenant shall have, at Landlord’s reasonable discretion, early access to the Sublease Premises to the extent permitted under and pursuant to the terms of Section 5.1 of Exhibit A of the Second Amendment. Subject to Sections 7.2 and 8 below, any alterations made by Subtenant to the Sublease Premises shall be at the sole cost and expense of Subtenant and shall be made in compliance with this Sublease and the Master Lease.

2. RENT.

2.1 Subtenant shall pay to Sublessor as Base Rent, without deduction, setoff, notice or demand, at the address set forth in Section 11 hereof or at such other place as Sublessor shall designate from time to time by notice to Subtenant, Four Dollars and 80/100 ($4.80) per rentable square foot per month, in advance on or before the first day of each calendar month of the Term. The Base Rent shall increase by Three Percent (3%) on each one-year anniversary of the Commencement Date thereafter.

2.2 The Rent for any partial month at the beginning or end of the Term shall be prorated on the basis of a 30-day month.

2.3. The Rent payable by Sublessor under the Master Lease is predicated upon Sublessor paying to Landlord a portion of Operating Expenses. As partial reimbursement to Sublessor for the portion of such costs included in the rent payable by Sublessor under the Master Lease, Subtenant shall pay to Sublessor, as “Additional Rent” hereunder, “Subtenant’s Share” (as hereafter defined) of the Operating Expenses incurred by Landlord relating to the Term. Such additional rent shall be payable as and when any portion of such Operating Expenses, or estimates on account thereof, are payable by Sublessor to Landlord. Subtenant shall be entitled to all credits, if any, given by Landlord to Sublessor for Sublessor’s overpayment of such amounts to the extent attributable to amounts paid by Subtenant.

2.3

2.3.1 As used herein, “Subtenant’s Share” shall mean 100 times a fraction, the numerator of which shall be the rentable square footage of the Sublease Premises, and the denominator of which shall be the rentable square footage of the Building, in each case taking into account additions and/or deletions of the rentable square footage of the Sublease Premises or the rentable square footage of the Building occurring at any time during the applicable portion of the Term.

- 2 -	400 SHORELINE Tizona Therapeutics, Inc.

2.3.2 Since the Master Lease provides for the payment by Sublessor of a portion of Operating Expenses on the basis of an estimate thereof, as and when adjustments between estimated and actual Operating Expenses are made under the Master Lease, corresponding adjustments shall be made by Sublessor hereunder for periods relating to the Term, whether prior to, during or following the expiration or sooner termination of the Term.

2.3.3 Sublessor shall, upon request of Subtenant, furnish Subtenant with copies of all statements submitted by Landlord of actual or estimated Operating Expenses for which Sublessor is seeking reimbursement hereunder.

3. SECURITY DEPOSIT.

Subtenant shall provide a security deposit equal to One Hundred Thirty-Seven Thousand Seven Hundred Sixteen and 701100 Dollars ($137,716.70), in the form of cash or a letter of credit (“Letter of Credit”) to Sublessor upon execution of this Sublease as security for Subtenant’s faithful performance of Subtenant’s obligations hereunder (“Security Deposit”). If Subtenant provides a Letter of Credit, the Letter of Credit shall be issued by a bank satisfactory to Sublessor and having an office in the City of Los Angeles, California. Sublessor hereby approves Boston Private as the issuing bank. Subtenant shall ensure that at all times after the execution and delivery of this Sublease until sixty (60) days after the expiration of the Term of the Sublease an unexpired Letter of Credit in the amount of One Hundred Thirty-Seven Thousand Seven Hundred Sixteen and 70/100 Dollars ($137,716.70) shall be in effect. The Letter of Credit shall have a term ending no earlier sixty (60) days after the expiration of the Term and shall not be canceled unless the issuing bank delivers sixty (60) days’ prior written notice to Sublessor. Subtenant shall deliver to Sublessor, no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit, if any, a replacement Letter of Credit. Sublessee shall be entitled to draw on the Letter of Credit (i) if Subtenant fails to deliver any replacement Letter of Credit as required, in which event Sublessor shall be permitted to retain the entire proceeds of such Letter of Credit for application as a cash Security Deposit hereunder (on the terms set forth below), (ii) to cure or attempt to cure, in whole or in part, any default by Subtenant under this Sublease following any applicable notice and cure periods, in which event Subtenant shall replenish the amount so drawn upon demand by Sublessor, and (iii) if the credit of the issuer of the Letter of Credit is materially downgraded, [Boston Private doesn’t have these types of ratings] or if the issuer of the Letter of Credit shall enter into any supervisory agreement with any governmental authority, or if the issuer of the Letter of Credit shall fail to meet any capital requirements imposed by applicable law, unless Subtenant delivers to Sublessor a replacement Letter of Credit complying with the terms of this Sublease within ten (10) days alter demand therefor from Sublessor. Failure by the issuer to honor a draw request on the Letter of Credit shall be a default under the terms of this Sublease entitling Sublessor to exercise its remedies hereunder unless Subtenant provides a replacement Letter of Creditors or a cash security deposit satisfying the requirements of this section within three (3) days after written notice thereof from Sublessor. Each Letter of Credit shall be for the benefit of Sublessor and its successors and assigns and shall entitle Sublessor or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Sublessor that Sublessor is entitled to draw thereunder pursuant to the terms and provisions of this Sublease. Sublessor shall have an unrestricted right to transfer the Letter of Credit at any time and to any successor or lender selected by Sublessor. Subtenant shall pay any transfer commission (fee) and all other costs (hereinafter collectively referred to as the

- 3 -	400 SHORELINE Tizona Therapeutics, Inc.

“Transfer Fee”) which may be imposed by the bank issuing the Letter of Credit for the transfer of the Letter of Credit by Sublessor. Subtenant’s failure to pay the Transfer Fee shall constitute an Event of Default if it prevents Sublessor from transferring the Letter of Credit, and Sublessor shall have the right to pursue any and all remedies provided Sublessor under this Sublease, in equity and at law. If Subtenant fails to pay Rent when due under this Sublease, or fails to perform any of its other obligations hereunder, beyond the expiration of applicable notice and cure periods, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any Rent then due hereunder or to reimburse Sublessor for the estimated costs of performing the obligations of Subtenant hereunder. As used herein, “Rent” shall mean the Base Rent payable pursuant to Section 2.1 hereof, all Additional Rent, and all other amounts payable to Sublessor hereunder, whether as reimbursement for expenditures made by Sublessor for the benefit of Subtenant or otherwise. If Sublessor so uses any portion of the Security Deposit, Subtenant shall, within ten (10) days after written demand by Sublessor, restore the Security Deposit to the original amount thereof. Sublessor shall not be required to keep any proceeds of the Security Deposit or any substitute cash separate from its general accounts and shall have no obligation or liability for payment of interest thereon. Within fourteen (14) days after Subtenant has vacated the Sublease Premises, Sublessor shall return to Subtenant (or to the last permitted assignee, if any, of Subtenant’s interest hereunder) the letter of credit plus so much of the proceeds thereof and substitute cash as then constitutes the Security Deposit as (i) has not theretofore been applied by Sublessor or (ii) will not be needed to repair damages to the Sublease Premises caused by Subtenant or to clean the Sublease Premises, and any remaining portion of the Security Deposit shall be so returned no later than thirty (30) days following the date Subtenant has vacated the Sublease Premises. Subtenant may at any time replace a cash Security Deposit with a Letter of Credit that satisfies the requirements herein or replace a Letter of Credit with a cash Security Deposit, in which event, Sublessor shall concurrently return to Subtenant the cash deposit or Letter of Credit, as applicable.

The provisions of this Article shall survive the expiration or earlier termination of this Lease. SUBTENANT HEREBY WAIVES THE REQUIREMENTS OF SECTION 1950.7 OF THE CALIFORNIA CIVIL CODE, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

4. USE OF SUBLEASE PREMISES.

4.1 The Sublease Premises shall be used and occupied solely for general office and research purposes and uses ancillary thereto. Subtenant shall have the shared right to any use of any generator, if any, provided by Landlord or Sublessor pursuant to the Master Lease.

4.2 Upon not less than sixty (60) days’ prior written notice to Subtenant, Sublessor shall have the right to use at no cost or expense to Sublessor (except for costs that are expressly Sublessor’s responsibility in this Section 4.2 below), a portion of the Sublease Premises consisting of up to seven (7) cubicles and three (3) offices in the area reasonably designated by Subtenant (the “Office Space”). None of Sublessor’s scientific personnel may occupy the Office Space. Sublessor shall be responsible, at its sole cost, for performing any work it desires to secure the Office Space, subject to Subtenant’s reasonable approval. Following Subtenant’s delivery of the Office Space to Sublessor, Subtenant shall have no further responsibility for the Office Space and the Office Space shall no longer be considered part of the Sublease Premises.

- 4 -	400 SHORELINE Tizona Therapeutics, Inc.

In connection with such use of the Office Space, Sublessor shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Sublease Premises other than the Office Space and shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of Subtenant. If, despite such efforts, any such confidential information is discovered, Sublessor shall promptly inform Subtenant of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential. Sublessor’s use of the Office Space shall be in compliance with the terms of the Master Lease and shall not unreasonably interfere with or disturb Subtenant’s use of the Sublease Premises, and Sublessor shall indemnify, defend, protect and hold harmless Subtenant from any losses, costs, claims, liabilities and damages in connection with its occupancy of the Office Space, unless caused by Subtenant’s gross negligence or willful misconduct. Subtenant shall indemnify, defend, protect and hold harmless Sublessor from any losses, costs, claims, liabilities and damages arising out of Subtenant’s use of the remainder of the Sublease Premises, unless caused by Sublessor’s gross negligence or willful misconduct.

5. ASSIGNMENT AND SUBLETTING.

Subtenant shall not assign, hypothecate or otherwise transfer any interest in the Sublease Premises or this Sublease, by operation of law or otherwise, or lease or otherwise transfer or hypothecate all or any part of the Sublease Premises or allow any part of the Sublease Premises to be used by anyone other than Subtenant, without the prior written consent of (i) Sublessor, which such consent may be granted or withheld in the reasonable discretion of Sublessor, and (ii) Landlord pursuant to the terms of the Master Lease. Notwithstanding the foregoing or anything to the contrary herein, Sublessor’s consent shall not be required for changes of control or assignments and subleases to entities controlling, controlled by or under common control with Subtenant, successors to Subtenant by merger and entities that acquire all or a substantial portion of Subtenant’s assets, provided that all such initial transfers may require the consent of Landlord to the extent required under Article 14 of the Master Lease.

6. MASTER LEASE.

6.1 The terms of the Master Lease are incorporated herein by reference, and shall, as between Sublessor and Subtenant (as if they were the Landlord and Tenant, respectively, under the Master Lease and as if the Sublease Premises were the “Premises” under the Master Lease) constitute the terms of this Sublease except to the extent that they do not relate to the Sublease Premises or are inapplicable, inconsistent with or specifically modified by the terms of this Sublease. Without limiting the generality of the foregoing and in consideration of the provisions of Sections 1, 2, 3, 4 and 5 hereof:

6.1.1 Subtenant shall procure all insurance coverage required to be procured by the Tenant under the terms of Section 10.3 of the Master Lease, as incorporated herein, and, in addition to the parties required to be named as additional insureds on the policy or policies carried to reflect such coverages, Subtenant shall name Sublessor as an additional insured on such liability policies.

- 5 -	400 SHORELINE Tizona Therapeutics, Inc.

6.1.2 Subtenant is hereby subject to the indemnification and waiver clause set forth in Section 10.1 of the Master Lease and, in addition to the Landlord, Subtenant shall also indemnify Sublessor pursuant to Section 10.1 of the Master Lease, as incorporated herein.

6.1.3 Notwithstanding anything contained to the contrary in the Master Lease or this Sublease, (a) the following provisions of the Master Lease shall not be applicable to this Sublease: Summary of Basic Lease Terms and Sections 1.5 and 3.2 of the Master Lease. Exhibits A, B and B-1 and Rider 1 to the Master Lease, the First Amendment, and Sections 1, 2, 3, 4, 5, 6.2, 8, 9, 10 and 11 and Exhibit A of the Second Amendment (excluding early access rights under Section 5.1 of such exhibit, which are granted pursuant to Section 1.1 above) and (b) references in the following provisions to “Landlord” shall mean Landlord and not Sublessor: Sections 4.2, 5.2.4, 5.2.9, 6.5, 8.2, 10.6, 24.14, 24.27, 24.30 and 24.31 of the Master Lease.

6.1.4 The following terms used in the Master Lease shall have the following meanings under this Sublease: “Lease” shall mean Sublease; “Premises” shall mean Sublease Premises; “Landlord” shall mean Sublessor; “Tenant” shall mean Subtenant; “Base Rent” shall mean the Base Rent for the Sublease Premises set forth in Section 2.1 of this Sublease; “Tenant’s Share” shall mean Subtenant’s Share; “Lease Term” shall mean the Term; “Lease Commencement Date” and “Expansion Commencement Date” shall mean the Commencement Date; “Lease Expiration Date” shall mean the Expiration Date; “Additional Rent” shall mean the Additional Rent under Section 2.3 of this Sublease; and “Security Deposit” shall mean the Security Deposit under Section 3 of this Sublease. Subtenant shall only be required to pay consent and supervision fees to Landlord and not both Sublessor and Landlord. To the extent Sublessor’s rent is abated under the Master Lease, Subtenant’s rent shall abate under this Sublease. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease incorporated herein, as between Sublessor and Subtenant, the express provisions of this Sublease shall control.

6.2 All obligations to be performed by Sublessor as “Tenant” under the Master Lease, to the extent that they relate to the Sublease Premises and are required pursuant to this Sublease, including the applicable provisions of the Master Lease incorporated herein, shall be performed by Subtenant. Sublessor shall do or perform all other obligations of Tenant under the Master Lease and shall keep the Master Lease, as it pertains to the Sublease Premises, in full force and effect. Subtenant’s obligations shall run to Sublessor and to Landlord as Sublessor may determine to be appropriate or as may be required by the respective interests of Sublessor and Landlord. Subtenant shall not do, nor permit, its employees, agents or contractors to do any act or thing which is, or with notice or lapse of time or both would be, a default under the Master Lease.

6.3 Subject to Section 6.1 above, Sublessor shall use commercially reasonable efforts to cause Landlord to provide to Subtenant all services to be provided to Sublessor by Landlord under the Master Lease with respect to the Sublease Premises, and Sublessor will cooperate with Subtenant to cause Landlord to perform Landlord’s obligations under the Master Lease with respect to the Sublease Premises. If Landlord fails to perform any of its obligations under the Master Lease with respect to the Sublease Premises, Subtenant may, upon not less than fifteen (15) days’ prior notice to Sublessor, commence and prosecute appropriate legal action against Landlord in the name of Sublessor but at the sole cost and expense of Subtenant. Subtenant acknowledges that Sublessor has not assumed and does not hereby assume any obligation to perform any of the terms, covenants or conditions contained in the Master Lease on the part of the Landlord to be performed, whether with respect to the Sublease Premises or otherwise.

- 6 -	400 SHORELINE Tizona Therapeutics, Inc.

6.4 Subject to Section 5 above, with respect to all provisions of the Master Lease requiring the approval or consent of Landlord, Subtenant shall obtain the approval or consent of both Sublessor and Landlord. Sublessor shall, at Subtenant’s request, apply to Landlord on behalf of Subtenant for any such approval or consent but if Landlord should refuse to provide such consent or approval, Sublessor shall be released of any obligation to grant its consent or approval hereunder, whether or not Landlord’s refusal, in Subtenant’s opinion, is arbitrary or unreasonable.

6.5 In the event of damage to or destruction of the Sublease Premises, Sublessor shall have no obligation to repair the Sublease Premises.

6.6 With respect to all provisions of the Master Lease requiring that notice be given to Landlord, Subtenant shall give notice to both Sublessor and Landlord. Subtenant shall give Sublessor as much additional or advance notice (in addition to the notice required to be given to Landlord) as is practicable. With respect to all provisions of the Master Lease requiring that notice be given to Tenant, Subtenant acknowledges that Sublessor’s corresponding obligations under this Sublease shall be satisfied if Sublessor provides to Subtenant a copy of such notice as soon as practicable and in any event within three (3) days following Sublessor’s actual receipt of such notice.

6.7 This Sublease is subject and subordinate to the Master Lease and Subtenant accepts this Sublease subject to each and all of the applicable provisions of the Master Lease as well as any amendments or supplements to the Master Lease hereafter made between Sublessor and Landlord which will not (i) prevent or adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, (ii) increase the obligations or decrease the rights of Subtenant under this Sublease or (iii) in any other way materially adversely affect Subtenant. Sublessor shall provide Subtenant with copies of any such amendment or supplement promptly after the execution and delivery thereof by the parties thereto,

6.7.1 In the event the Master Lease expires or is terminated, this Sublease shall concurrently terminate.

7. REPRESENTATIONS AND WARRANTIES.

7.1 Sublessor represents and warrants to Subtenant that (i) it has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Sublease, to perform its obligations hereunder and to consummate the transactions contemplated hereunder; (ii) Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease, Sublessor has no knowledge of any claim by Landlord that Sublessor is in default of any of the provisions of the Master Lease and Landlord has no right to terminate the Master Lease with respect to the Sublease Premises; and (iii) the copy of the Master Lease attached hereto as Exhibit “B” as true, correct and complete.

- 7 -	400 SHORELINE Tizona Therapeutics, Inc.

7.2 Subtenant represents and warrants to Sublessor that it has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Sublease, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. Subtenant acknowledges that it has inspected the Sublease Premises and agrees to take the same “As Is” in their present condition. Subtenant further acknowledges that neither Sublessor nor anyone acting or purporting to act on behalf of Sublessor has made any representations or warranties with respect to the condition of the Sublease Premises or the building or the project of which the Sublease Premises are a part and that Sublessor will perform no work to prepare the Sublease Premises for Subtenant’s occupancy. Except as expressly set forth in this Sublease, any work required by Subtenant to prepare the Sublease Premises for its occupancy shall be at the sole cost and expense of Subtenant and shall be subject to all of the provisions of this Sublease and the Master Lease, including any construction addendum thereto and any Rules and Regulations promulgated thereunder.

7.3 Sublessor and Subtenant each represent and warrant to the other that (i) they have dealt with no real estate broker or agent in connection with this transaction other than CBRE, Inc., who represents Sublessor, and (ii) other than the foregoing entities, no third party shall be entitled to receive any commission or other compensation on account of this Sublease by reason of any act or failure to act by the party making such representation. Sublessor and Subtenant shall each indemnify, protect, defend and hold the other harmless from and against any liability for compensation or charges which may be claimed by any broker, finder or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses and attorneys’ fees reasonably incurred with respect thereto.

8. SUBTENANT ALTERATIONS.

Subtenant may perform minor alterations to the Sublease Premises upon written approval by Sublessor and Landlord in accordance with the terms and conditions set forth in the Master Lease. Subtenant shall be responsible for all restoration obligations at the end of the Term based on any alterations completed by Subtenant or Subtenant’s use of the Premises, to the extent required by Landlord in accordance with Section 8.3 of the Master Lease.

9. PARKING.

Sublessor shall make available to Subtenant and Subtenant shall pay directly to Landlord the then applicable fees and other charges, if any, required under Article 23 of the Original Lease for forty (40) unreserved parking spaces in the Parking Facility.

- 8 -	400 SHORELINE Tizona Therapeutics, Inc.

10. NOTICES.

All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be given in the same manner as provided for in the Master Lease, with the address for Landlord, Sublessor and Subtenant, respectively, at:

To Landlord:	AP3 – SF1 4000 Shoreline LLC
4380 La Jolla Village Drive, Suite 230
San Diego, CA 92121
Attn: W. Neil Fox CEO

To Sublessor:	Tizona Therapeutics, Inc.
3260 Bayshore Boulevard, 1st Floor
Brisbane, CA 94050
Attn: Jeremy Bender

To Subtenant:	Before the Commencement Date:
3260 Bayshore Blvd., First Floor
Brisbane, CA 94005
Attn: Chief Financial Officer

After the Commencement Date:
The Sublease Premises
Attn: Chief Financial Officer

Any notices that are (a) mailed shall be deemed given three (3) business days after mailing or (b) delivered personally shall be deemed given on the date personal delivery is made or rejected.

11. CONFERENCE ROOM.

Subtenant shall have the right to use, from time to time, at no additional charge, pursuant to Sublessor’s reasonable scheduling procedures, the large conference/board room in the portion of the Master Premises that is not included in the Sublease Premises.

12. WAIVER.

No waiver by Sublessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Subtenant of the same or any other provision. Sublessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Sublessor’s consent to or approval of any subsequent act by Subtenant. The acceptance of rent hereunder by Sublessor shall not constitute a waiver of any preceding breach by Subtenant of any provision hereof, other than the failure of Subtenant to pay the particular rent so accepted, regardless of Sublessor’s knowledge of such preceding breach at the time of acceptance of such rent.

- 9 -	400 SHORELINE Tizona Therapeutics, Inc.

13. ENTIRE AGREEMENT; AMENDMENTS.

This Sublease, together with all Exhibits hereto, and the Master Lease to the extent incorporated herein, constitutes the entire agreement among Sublessor and Subtenant pertaining to the Master Premises and the Sublease Premises, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Sublease may not be modified or amended except by an instrument in writing, executed by the party to be charged thereby.

14. SUCCESSORS.

The covenants and conditions herein contained shall apply to and bind the parties hereto and, subject to Section 5, their respective successors and assigns.

15. COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which, taken together, shall constitute one and the same instrument.

16. CONSENT BY LANDLORD.

This Sublease is conditioned upon the written consent of Landlord in a form reasonably satisfactory to Subtenant. If Sublessor fails to obtain Landlord’s consent within thirty (30) days after execution of this Sublease by Subtenant, then either party may terminate this Sublease by giving written notice thereof to the other, and Sublessor shall return to Subtenant any amounts paid by Subtenant hereunder.

- 10 -	400 SHORELINE Tizona Therapeutics, Inc.

IN WITNESS WHEREOF, this Sublease is entered into effective as of the date first set forth above.

SUBLESSOR:		SUBTENANT:

TIZONA THERAPEUTICS, INC., a Delaware corporation		HARPOON THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Pablo J. Cagnoni, M.D.	By:	/s/ William E. Picht, Jr.
Name:	/s/ Pablo J. Cagnoni, M.D.	Name:	/s/ William E. Picht, Jr.
Title:	President & CEO	Title:	CFO

- 11 -	400 SHORELINE Tizona Therapeutics, Inc.

LANDLORD’S CONSENT TO SUBLEASE

The undersigned “Landlord” under the Master Lease hereby consents to the foregoing Sublease without waiver of any provision in the Master Lease concerning further assignment or subletting. Landlord certifies that, to Landlord’s best knowledge as of the date hereof, Sublessor is not in default of any of the provisions of the Master Lease, no event has occurred that, with notice or lapse of tine or both, would constitute such a default, and that the Master Lease has not been amended or modified except as referenced in such Sublease. Landlord agrees that the release and waiver of subrogation In Section 10.4 of the Master Lease shall apply as between Landlord and Subtenant.

Dated:

PHASE 3 REAL ESTATE PARTNERS, INC., a ______________________ corporation

By:
Name:
Title:

- 12 -	400 SHORELINE Tizona Therapeutics, Inc.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

GOWN
PROC.
VEST.
HOLDING
STOR.
FLOW CYTOM.
EQUIP.
TISSUE CULTURE
TISSUE CULTURE
GLASS WASH
CL.
ELEC.
SERVER
BREAK
COPY
FILE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
CONF.
CONF.
JAN.
MEN
WOMEN
ELEVATOR LOBBY
STAIR
LOBBY

- 13 -	400 SHORELINE Tizona Therapeutics, Inc.

EXHIBIT B

MASTER LEASE

See Exhibit 10.16

- 14 -	400 SHORELINE Tizona Therapeutics, Inc.

EXHIBIT C

CHANGE ORDER

Harpoon Therapeutics proposes tenant improvements to accommodate administrative and standard laboratory equipment at 4000 Shoreline Dr., 2nd Floor, S. San Francisco, CA 94080, in 11Ksf subleased space from Tizona Therapeutics. Scope is under development and generally includes the following improvements to augment the space:

Electrical

110v, 20a emergency, GFI and normal power receptacles

208v, 30a dedicated receptacles

Plumbing

Sink, ice machine, dish washer plumbing

Process piping for CO2 to incubators

Construction

Misc patch/ repair of drywall, ceiling, and painting

A full scope will be defined with McFarlane Architects, and mutually agreed upon with Tizona and AP3-SF1. Landlord and sub-landlord consent shall not be unreasonably withheld. Improvements will be included as a change to the current construction permit.

- 15 -	400 SHORELINE Tizona Therapeutics, Inc.